GORSUCH KIRGIS LLP
Attorneys at Law
Tower I, Suite 1000  1515 Arapahoe Street  Denver, Colorado 80202
Telephone (303) 376-5000  Facsimile (303) 376-5001

February 28, 2000


Kestrel Energy, Inc.
999 18th Street, Suite 2490
Denver, Colorado 80202

     Re:  Kestrel Energy, Inc.
          Registration Statement on Form S-3

Gentlemen:

     We are counsel to Kestrel Energy, Inc., a Colorado corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 29, 2000 (the "Registration Statement"), relating to a proposed offering by the Selling Shareholders to the public of a maximum of 2,786,271 shares of the Company's Common Stock, no par value (the "Common Stock") and 728,250 warrants to purchase the Common Stock at an exercise price of $3.125 per share (the "Warrants").

     In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and written and oral statements of officers, legal counsel and accountants of the Company and of public officials, and other documents that we have considered necessary and appropriate for this opinion, and, based thereon, we advise you that, in our opinion:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado; and

     2. The Common Stock, when sold pursuant to and in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

     3. The Warrants, when sold pursuant to and in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

     4. The shares of Common Stock, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of our name beneath the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5 thereto.

                                 Very truly yours,

                                 GORSUCH KIRGIS LLP


                                 /s/Gorsuch Kirgis LLP